UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2003

Constellation Brands, Inc.

(Exact name of registrant as specified in its charter)

001-08495

(Commission File Number)

Delaware	16-0716709
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

300 WillowBrook Office Park, Fairport, New York  14450

(Address of principal executive offices)                          (Zip Code)

(585) 218-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

(c) Attached as Exhibits 99.1, 99.2 and 99.3 are information regarding the acquisition of BRL Hardy Limited (“BRL Hardy”) by Constellation Brands, Inc. (the “Company”) that the Company has elected to disclose through Form 8-K and is being furnished but not filed in accordance with Regulation FD.

No.	Description

99.1

Form of Scheme Booklet for the Schemes of Arrangement between BRL Hardy and its shareholders and option holders in relation to the proposed merger of BRL Hardy with a wholly-owned subsidiary of the Company.

99.2	Proxy Form

99.3	Election Form

Item 9.    Regulation FD Disclosure

Attached to this Form 8-K as Exhibits 99.1, 99.2 and 99.3 are the form of Scheme Booklet, Proxy Form and Election Form to be distributed in relation to the proposed Schemes of Arrangement between BRL Hardy and BRL Hardy shareholders pursuant to which the Company would acquire all of the shares of BRL Hardy.  The transaction is subject to approval of BRL Hardy’s shareholders, the Supreme Court of South Australia and customary closing conditions, and is expected to close in early April 2003.

The meetings of BRL Hardy shareholders and option holders is scheduled for Thursday, March 20, 2003.  The Company expects that the Scheme Booklet for the meetings will be forwarded to BRL Hardy shareholders and option holders on or about February 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Dated: February 13, 2003	By:	/s/ Thomas S. Summer
Thomas S. Summer, Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

(1)           UNDERWRITING AGREEMENT

Not Applicable.

(2)                                  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(4)                                  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(16)         LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)         LETTER RE DIRECTOR RESIGNATION

Not Applicable.

(20)         OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)         CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)         POWER OF ATTORNEY

Not Applicable.

(99)         ADDITIONAL EXHIBITS

99.1

Form of Scheme Booklet for the Schemes of Arrangement between BRL Hardy and its shareholders and option holders in relation to the proposed merger of BRL Hardy with a wholly-owned subsidiary of the Company.

99.2	Proxy Form

99.3	Election Form-Share Scheme